FOR IMMEDIATE RELEASE
Contact:
Keira Ullrich
Smithfield Foods, Inc.
(212) 758-2100
keiraullrich@smithfieldfoods.com

Smithfield Foods Announces Pricing of Common Stock Offering

SMITHFIELD, Virginia (September 17, 2009)—Smithfield Foods, Inc. (NYSE: SFD) announced today that it has priced its previously announced underwritten registered public offering of 21,660,649 shares of its common stock at $13.85 per share. In connection with the offering, the Company has also granted the underwriters a 30-day option to purchase up to an additional 3,249,097 shares of common stock to cover over-allotments, if any. Morgan Stanley, Goldman, Sachs & Co., Barclays Capital, and J.P. Morgan are the joint bookrunning managers of the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, with a goal of continuing to strengthen its balance sheet, which may include the retirement of debt.

The offering is being made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission on June 14, 2007. A prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission.

The offering is being made only by means of a prospectus. Copies of the prospectus relating to the offering, when available, may be obtained from Morgan Stanley & Co. Incorporated, 180 Varick Street, 2nd Floor, New York, New York 10014, Attention: Prospectus Department, 1-866-718-1649 or by e-mail at prospectus@morganstanley.com, or from Goldman, Sachs & Co., Prospectus Department, 85 Broad Street, New York, NY 10004, 1-866-471-2526 (telephone), 212-902-9316 (facsimile) or by email at prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the common stock or any other securities of the Company. No offer, solicitation or sale shall be made in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Smithfield Foods is the world’s largest pork processor and hog producer, with revenues exceeding $12 billion in fiscal 2009. For more information, visit www.smithfieldfoods.com.

This press release contains "forward-looking" statements within the meaning of the federal securities laws. The forward-looking statements include statements concerning the Company's outlook for the future, as well as other statements of beliefs, future plans and strategies or anticipated events, and similar expressions concerning matters that are not historical facts. The Company's forward-looking information and statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the ability to consummate the transactions described in this press release, availability and prices of live hogs, raw materials, fuel and supplies, food safety, livestock disease, live hog production costs, product pricing, the competitive environment and related market conditions, the inability to refinance or otherwise amend our existing indebtedness on terms favorable to us or at all, hedging risk, operating efficiencies, changes in interest rate and foreign currency exchange rates, access to capital, the investment performance of the Company's pension plan assets and the availability of legislative funding relief, the cost of compliance with environmental and health standards, adverse results from on-going litigation, actions of domestic and foreign governments, labor relations issues, credit exposure to large customers, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, the Company's ability to effectively restructure portions of its operations and achieve cost savings from such restructurings and other risks and uncertainties described in the Company's Annual Report on Form 10-K for fiscal 2009 and Quarterly Report on Form 10-Q for the first quarter of fiscal 2010. Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the statements. Any forward-looking statement that the Company makes speaks only as of the date of such statement, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

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